Exhibit (g)

AMENDED AND RESTATED APPENDIX B

CUSTODY AGREEMENT

Intending to be legally bound, the undersigned hereby amend and restate this Appendix B to the Custody Agreement (the “Custody Agreement”), dated October 24, 2003, between UMB Bank, n.a. and Ziegler Lotsoff Capital Management Investment Trust (f/k/a Lotsoff Capital Management Equity Trust). The following portfolios (the “Funds”) of Ziegler Lotsoff Capital Management Investment Trust), an open-end management investment company, are hereby made parties to the Custody Agreement, and the Funds agree to be bound by all the terms and conditions contained in the Custody Agreement:

Ziegler Lotsoff Capital Management Micro Cap Fund
Ziegler Lotsoff Capital Management Long/Short Credit Fund

LOTSOFF CAPITAL MANAGEMENT INVESTMENT TRUST

Attest:	/s/ Richard J. DeMatteo	By:	/s/ Margaret M. Baer

		Name:	Margaret M. Baer

		Title:	Trustee, Secretary and Treasurer

		Date:	November 14, 2011

UMB BANK, N.A.

Attest:	/s/ Jason D. Bartel	By:	/s/ Peter Hammond

		Name:	Peter Hammond

		Title:	EVP and Chief Administrative Officer

		Date:	November 14, 2011